UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2007, Westwood One, Inc. (the “Company”) entered into a Master Agreement (the “Master Agreement”) with CBS Radio Inc. (“CBS Radio”), a Delaware corporation. The Master Agreement and the agreements attached as exhibits thereto document a proposed new business relationship between the Company and CBS Radio through March 2017. The documentation and the transactions described therein are subject to the approval of the Company’s shareholders as described in more detail below and such other conditions described in the Master Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Master Agreement. Subject to the terms and conditions of the Master Agreement, as of the Closing Date and as more particularly described in the Master Agreement, the Company and CBS Radio will terminate and/or amend the existing agreements between the parties (such amended agreements and new agreements together with the Master Agreement, the “New Transaction Documents”).

Pursuant to the terms of the Master Agreement, each of the existing Management Agreement and Representation Agreement between the parties will terminate on the Closing Date. Thereafter, CBS Radio will cease to manage the Company and the Company will manage its business directly and separately from CBS Radio, and employ all of its own officers. Additionally, on the Closing Date, CBS Radio shall cause the two CBS Radio employees who serve on the Company’s Board to resign as directors. At the Closing, all of the warrants to acquire shares of Company common stock held by CBS Radio will terminate and CBS Radio will receive registration rights for the approximately 16,000,000 shares of Company common stock beneficially owned by CBS Radio.

Notwithstanding the foregoing, certain provisions of the existing Management Agreement have been incorporated in the new Master Agreement and such provisions will continue in substantially the same manner after the Closing Date. In particular, the provisions of the Management Agreement providing the Company with: (i) a right of first refusal to syndicate certain CBS Radio programming will continue through March 2017 and (ii) certain non-competition and non-solicitation rights will continue through March 31, 2010 and March 31, 2012, respectively.

Consummation of the Master Agreement and the arrangements described above are subject to customary closing conditions, including the approval of Company shareholders, which will require the affirmative vote of shareholders owning a majority of the shares of common stock and Class B stock, voting together (not including shares owned by CBS Radio or its affiliates) , represented in person or by proxy at the Company’s annual meeting of shareholders to be held for the purpose of approving this CBS arrangement. The Company is presently working on a preliminary proxy statement which it anticipates filing with the Securities and Exchange Commission (“SEC”) by November 10, 2007, and intends to submit definitive proxy materials to its shareholders at an annual meeting of shareholders to be held early in the first quarter of 2008 at which time the proposed agreements will be voted on by Company shareholders.

Further conditions to closing include the Company having adequate financing to conduct its business operations following the Closing and the Company paying all undisputed amounts owed to CBS Radio on or prior to the Closing Date. Also, on the Closing Date, the Company will pay CBS Radio a lump-sum payment of $5 million. If the Clearance Rate for CBS’ top ten markets (as determined by Arbitron) in 2008 is less than 93.75%, the Company will have the right to receive $2 million from CBS (or offset such amount against future payments by the Company to CBS Radio) after the Clearance Rate for 2008 is finally determined. As described in the Company’s 10-Q for the second quarter ended June 30, 2007, the Company is pursuing a modification or waiver of certain provisions of its existing credit facility (which is also a closing condition) and in connection with the execution of the Master Agreement, is seeking new financing in order to satisfy the financing closing condition.

With the exception of the Master Agreement, which was executed and became effective on October 2, 2007, the parties shall execute and deliver the New Transaction Documents on the Closing Date. The Station Agreements shall be effective on the Effective Date, which shall be: (i) the first day of the month in which the Closing Date occurs if the Closing Date falls on the first (1st) through fifteenth (15th) day of a month or (ii) on the first day of the month immediately following the Closing Date if the Closing Date falls on the sixteenth (16th) through the last day of a month. The other New Transaction Documents shall be effective on the Closing Date. The Station Agreements provide that a significant portion of the compensation payable to CBS Radio by the Company shall be variable and shall be adjusted based on: (1) the audience levels delivered by CBS Radio owned and operated radio stations (the “CBS Stations”) in the case of Network (not Metro Networks) commercial inventory only and (2) the Clearance Rate of the CBS Stations with respect to both Network (Westwood) and Metro Networks commercial inventory. The “Clearance Rate” refers to the percentage of commercials broadcast by the CBS Stations in accordance with the terms of the applicable agreements.

The foregoing description of the Master Agreement does not purport to be complete and is qualified in its entirety by reference to the Master Agreement, a copy of which is furnished herewith as Exhibit 2.1, and is incorporated herein by reference.

The New Transaction Documents (other than the Master Agreement) are attached as exhibits to the Master Agreement and except as noted below, shall continue through March 31, 2017, unless earlier terminated by the express terms set forth in the respective agreements. A brief description of such agreements follows:

•
Amended and Restated News Programming Agreement. The Amended and Restated News Programming Agreement extends the existing News Programming Agreement with certain modifications as set forth therein. Under this agreement, CBS Radio agrees to provide the Company with specified news programming for use by the Company’s affiliated radio stations (including CBS Stations) and exclusive national terrestrial radio syndication rights to CBS Radio News. In exchange for the foregoing, the Company will pay CBS Radio an annual programming fee ($12,458,268, effective April 1, 2008) for each 12-month period of the term of this Agreement, subject to an annual increase as set forth in the agreement

•
Amended and Restated Trademark License Agreement. The Amended and Restated Trademark License Agreement extends the existing Trademark License Agreement with certain modifications as set forth therein. Under this agreement, CBS Radio grants to the Company a non-exclusive, fully-paid, royalty-free license to use throughout the United States (1) the name “CBS Radio” and (2) specified trademarks, logos and service marks in connection with the Company’s network radio and Metro Networks business and operations as further specified in this agreement.

•
Mutual General Release and Covenant Not to Sue (the “Release”). Under the Release, the Company and CBS Radio release each other from all claims as of the Closing Date (except for certain limited matters described in the agreement) that in any way relate to or arise out of (1) Management Claims, (2) Services Claims, (3) Competition Claims, (4) Payment Claims, (5) Other Claims Against CBS Radio, and (6) Other Claims Against the Company (as such terms are defined in the Release). The Company and CBS Radio further agree that they will not (with certain limited exceptions set forth in the Release) institute or prosecute any lawsuit, action or other proceeding, or induce others to do so against the other party, which in any way arise out of or relate to any released claims.

•
Westwood One Affiliation Agreements for CBS Stations. The Westwood One Affiliation Agreements provide that the Company will compensate CBS Stations for broadcasting Network commercials at an agreed upon rate per month, which amount is subject to adjustment based on mutually-agreed upon annual increases and the audience level delivered by each CBS Station and the Clearance Rate.

•
Metro Affiliation Agreements (i.e., the Metro Networks Affiliation Agreement for CBS Stations; the News Network Affiliate Agreements for CBS Stations; the Metro Source Network Radio Affiliate Agreements for CBS Stations; the Traffic Network Affiliate Agreements for CBS Stations (collectively, the “Metro Affiliation Agreements”). The Metro Affiliation Agreements provide that Metro Networks Communications, Inc. (“Metro Networks”), a Company subsidiary, shall provide CBS Stations with traffic reports and other news and information reports and services as described in such agreements. Under the terms of the Metro Affiliation Agreements, CBS Stations shall broadcast billboards and commercial announcements, within, or immediately adjacent to traffic and information reports broadcast by CBS Stations. As compensation therefor, Metro will pay CBS Radio an agreed upon monthly payment, which payments will escalate on an annual basis pursuant to mutually-agreed upon annual increases and adjusted for the Clearance Rate of the CBS Stations.

•
Amended and Restated Technical Services Agreement. The Amended and Restated Technical Services Agreement extends the existing Technical Services Agreement with certain modifications as set forth therein. Under this agreement, CBS Radio agrees to provide to the Company certain services including, but not limited to: (1) origination and production of the CBS Radio News and certain other CBS Radio programming (the “CBS Radio Programming”), (2) provision of the services of certain CBS Radio employees and the use of certain CBS Radio facilities as more specifically described in the Agreement and the related leases for such facilities, and (3) provision of access and use rights to software and hardware, consistent with past practice and as more specifically described in the agreement.

•
Lease for 524 W. 57th Street. Under this lease and as more specifically described therein, CBS Radio will continue to lease to the Company certain premises in the building located at 524 West 57th Street, New York, New York, known as the CBS Radio Broadcast Center.

•
Lease for 2020 M Street. Under this lease and as more specifically described therein, CBS Radio will continue to lease to the Company certain premises in the building located at 2020 M Street in Washington D.C.

•
Sublease for 2000 M Street. Under this sublease, which is subject to the consent of the building’s landlord, CBS Radio will sublease to the Company certain offices in premises located at 2000 M Street in Washington, D.C. This sublease would expire on December 30, 2012.

•
Amended and Restated Registration Rights Agreement. The Amended and Restated Registration Rights Agreement extends the existing Registration Rights Agreement with certain modifications as set forth therein. Under this agreement, the Company grants to CBS Radio demand and piggy-back registration rights with respect to the shares of Company common stock held by CBS Radio and its subsidiaries (the “Registrable Securities”). CBS Radio has the right to require the Company on four separate occasions to register such securities under the Securities Act of 1933, as amended, on Form S-3, or if it is a Well-Known Seasoned Issuer, pursuant to an Automatic Shelf Registration Statement (as such terms are defined in the Amended and Restated Registration Rights Agreement). In addition, if the Company determines to register any of its securities, either for its own account or for the account of other security holders, the Company is obligated to provide CBS Radio with advance notice of such registration and include in such registration all Registrable Securities requested by CBS Radio, subject to cut-back by the Company’s underwriters on a proportionate basis with all other security holders entitled to a registration of their securities.

The foregoing descriptions of such New Transaction Documents do not purport to be complete and are qualified in their entirety by reference to the Master Agreement and the exhibits thereto, a copy of which is furnished herewith as Exhibit 2.1.

THE COMPANY WILL FILE A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED AGREEMENTS WITH CBS RADIO. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING SUCH AGREEMENTS. WHEN IT BECOMES AVAILABLE THE PROXY STATEMENT AND ALL OTHER DOCUMENTS FILED WITH THE SEC WILL BE MADE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, DOCUMENTS FILED WITH THE SEC BY THE COMPANY WILL BE AVAILABLE FREE OF CHARGES FROM THE COMPANY. THE COMPANY AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN OTHER OF ITS EMPLOYEES MAY BE SOLICITING PROXIES FROM SHAREHOLDERS.

Section 8 Other Events

Item 8.01 Other Events.

On October 2, 2007, the Company issued a press release regarding the matters described in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit No.	Description
2.1	Master Agreement, dated as of October 2, 2007, by and between Westwood One, Inc. and CBS Radio Inc.
99.1	Press Release dated October 2, 2007 announcing execution of the Master Agreement and describing the matters described in Item 1.01 above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: October 3, 2007	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	Chief Administrative Officer, EVP, Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Master Agreement, dated as of October 2, 2007, by and between Westwood One, Inc. and CBS Radio Inc.
99.1	Press Release dated October 2, 2007 announcing execution of the Master Agreement and describing the matters described in Item 1.01 above.